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Toronto Stock Exchange: URZ
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www.uranerz.com

Uranerz Starts Uranium Mining Operations at Nichols Ranch

Casper, Wyoming, April 15, 2014 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) is pleased to announce that it has commenced uranium mining operations at its wholly-owned Nichols Ranch ISR Uranium Project, located in the Powder River Basin of Wyoming, U.S.A., after receiving final clearance from the Nuclear Regulatory Commission.

Construction and commissioning of the Nichols Ranch recovery plant and initial wellfield has been completed. Uranium mining operations have commenced by using the in-situ recovery (“ISR”) mining method wherein groundwater fortified with oxygen, sodium bicarbonate and carbon dioxide is circulated through the sandstone-hosted uranium deposit by means of injection and recovery wells. Uranium is extracted from the groundwater using ion-exchange technology. The uranium-loaded resin from the ion-exchange vessels at Nichols Ranch will be transported to Cameco Resources’ Smith Ranch uranium processing facilities for final processing into dried and drummed uranium concentrates pursuant to a toll processing agreement between the two companies. Uranerz will arrange for shipments of its uranium from the Smith Ranch facility to a conversion facility where ownership will be transferred to its nuclear utility customers.

“The start of mining operations at Nichols Ranch represents the achievement of a major milestone for the Company that was attained through the hard work and determination of Uranerz’ highly motivated employees” stated CEO Glenn Catchpole. “This is an exciting time for our entire team as Nichols Ranch becomes the newest uranium mine in North America.”

About Uranerz
Uranerz Energy Corporation is a U.S.-based uranium company. The Nichols Ranch ISR Uranium Project is the Company’s first uranium mine. ISR, or in-situ recovery, is a mining process that uses a leaching solution to extract uranium from sandstone uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming. Uranerz controls a large strategic land position in the central Powder River Basin. The Company’s management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing, and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com. Alternatively, please refer to the Company’s website at www.uranerz.com, review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements
This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, the statements which express the Company’s plan to transport extracted uranium-loaded resin to Cameco for final processing and thereafter to ship uranium to a conversion facility for ownership transfer to its customers, and all other statements which are in the future tense or which describe future activities or express plans, intentions or expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.